EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Zions Bancorporation's (i) Registration Statement (Form S-3 No. 033-58801) and related Prospectus pertaining to the Zions Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, (ii) Registration Statement (Form S-8 No. 333-36207) and related Prospectus pertaining to Zions Bancorporation Employee Stock Savings Plan, (iii) Registration Statement (Form S-8 No. 333-36205) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, (iv) Registration Statement (Form S-8 No. 033-57963) and related Prospectus pertaining to Zions Bancorporation 1994 Non-Qualified Stock Options, (v) Registration Statement (Form S-8 No. 333-68461) and related Prospectus pertaining to Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan for Directors, Aspen Bancshares, Inc. 1990 Incentive Stock Option, Vectra Banking Corporation Employees' Equity Incentive Stock Option Plan, Vectra Banking Corporation Non-Employee Directors' Stock Option Plan, Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan, Second Amended and Restated 1988 Stock Option Plan of FP Bancorp, Inc., SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement, The Commerce Bancorporation 1995 Restated Incentive Compensation Plan, and The Commerce Bancorporation 1987 Stock Option Plan, (vi) Registration Statement (Form S-8 No. 333-74179) and the related Prospectus pertaining to Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan, and Hemingway Stock Option Agreement, (vii) Registration Statement (Form S-8 No. 333-79699) and related Prospectus pertaining to Zions Key Employee Incentive Stock Option Plan, (viii) Registration Statement (Form S-8 No. 333-88477) and related Prospectus pertaining to Zions 1998 Non-Qualified Stock Option and Incentive Plan and, (ix) Registration Statement (Form S-8 No. 333-89611) and related Prospectus pertaining to Pioneer Bancorporation Non-Qualified Stock Option Plan, (x) Registration Statement (Form S-8 No. 333-49700) and related Prospectus pertaining to County Bank Incentive Stock Option Plan and County Bank Nonqualified Stock Option Plan, (xi) Registration Statement (Form S-8 POS No. 333-50592) and related Prospectus pertaining to Draper BanCorp 1998 Incentive Plan and Draper BanCorp 1999 Incentive Plan, and
(xii) Registration Statement (Form S-8 POS No. 333-54986) and related Prospectus pertaining to Eldorado Bancshares, Inc. 1997 Stock Option Plan, of our report dated February 7, 2000, relating to the consolidated balance sheet of Zions Bancorporation and subsidiaries as of December 31, 1999, and the related consolidated statements of income, cash flows, and changes in shareholders' equity and comprehensive income for each of the years in the two-year period ended December 31, 1999, included in this annual report on Form 10-K of Zions Bancorporation.

                                         /s/KPMG LLP

Salt Lake City, Utah
April 2, 2001